UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 24, 2005

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 1.01 Entry Into Material Definitive Agreement.

          In connection with the transaction described in Item 2.01 below (the “Millennium Acquisition”), which description is fully incorporated in this Item 1.01 by this reference, on October 21, 2005, Millennium Holding Company, Inc. (“MHC”), a wholly-owned subsidiary of Enterprise Financial Services Corp. (“Enterprise”), became a member of Millennium Brokerage Group, LLC (“Millennium”) and entered into the Second Amended and Restated Operating Agreement of Millennium with Millennium Holdings, LLC (“MH”).  MHC and MH are the only members of Millennium.

          Also in connection with the Millennium Acquisition, Millennium entered into an employment agreement (the “Employment Agreement”) with William L. Zelenik governing his employment as the Chief Executive Officer of Millennium.

          The forms of the New Operating Agreement and the Employment Agreement were previously filed as exhibits to Enterprise’s Current Report on Form 8-K filed on October 13, 2005.

          Item 2.01. Completion of Acquisition or Disposition of Assets.

          On October 21, 2005, Enterprise completed the previously announced acquisition by MHC of sixty percent (60%) of the membership interests of Millennium, pursuant to the terms of that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated October 13, 2005, by and between Enterprise, MHC, Millennium, MH and the members of Millennium (the “Sellers”).   Enterprise will pay the Sellers aggregate consideration equal to Fifteen Million Dollars ($15,000,000.00), subject to further adjustment for working capital.  Thirty-five percent (35%) of such consideration will be in the form of common stock of Enterprise, as described in Section 3.02 below.

          At the closing (the “Closing”), the Sellers transferred their remaining interests in Millennium to MH.  MHC will purchase an additional twenty percent (20%) of the membership interests of Millennium from MH on or before March 31, 2008 (“Second Closing”) and will purchase the remaining twenty percent (20%) of the membership interests on or before March 31, 2010 (“Third Closing”), on the terms and subject to the conditions in the Purchase Agreement.

          Millennium operates life insurance advisory and brokerage operations from 13 offices serving life insurance agents, banks, CPA firms, property and casualty groups, and financial advisors in 49 states.

          The foregoing description of the transactions consummated pursuant to the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 2.1, attached to the Current Report on Form 8-K filed by the Company on October 13, 2005 and which is incorporated herein by reference.

          Item 3.02. Unregistered Sales of Equity Securities.

          35% of the total consideration paid by Enterprise at the Closing will be in the form of Enterprise’s common stock, namely 249,161 shares valued at $21.07 per share, which valuation per share equals the average closing price during the period of 30 trading days ending October 18, 2005. The Enterprise stock issued in connection with the acquisition is subject to certain contractual and other restrictions on resale.  The Enterprise common stock will be issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D thereunder.  In issuing such securities pursuant to such exemption, Enterprise will rely upon representations, warranties, certifications and agreements of the Sellers, including their agreement with respect to the restrictions on resale.

          Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

                    Exhibit No. 2.1 – Membership Interest Purchase Agreement dated as of October 13, 2005, by and among Enterprise Financial Services Corp., Millennium Holding Company, Inc., Millennium Brokerage Group, LLC, Millennium Holdings, LLC, and the Sellers. (Incorporated by reference.)*

                    Exhibit No. 10.1 - Second Amended and Restated Operating Agreement of Millennium Brokerage Group, LLC, dated October 21, 2005, by and between Millennium Holding Company, Inc. and Millennium Holdings, LLC. (Incorporated by reference.)*

                    Exhibit No. 10.2 – Employment Agreement, dated October 21, 2005, by and between Millennium Brokerage Group, LLC and William L. Zelenik. (Incorporated by reference.)*

                    Exhibit No. 99.1 – Press release dated October 24, 2005. (Filed herewith.)

*The forms of these agreements were previously filed as exhibits to Enterprise’s Current Report on Form 8-K, dated October 13, 2005, and are incorporated herein by reference.

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES, CORP.

By:

Kevin C. Eichner

Dated:	October 25, 2005

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